Exhibit 10.8

CONFIDENTIAL TREATMENT REQUESTED.
Confidential portions of this document have been redacted and have been separately filed with the Commission.

SAXON INVESTMENT CORPORATION

ADVISORY AGREEMENT

This AGREEMENT is entered into this 23rd day of December, 2010, by and between SAXON INVESTMENT CORPORATION, a Nevada corporation ("Saxon"), located at 11555 Heron Bay Boulevard, Suite 305 Coral Springs, FL 33076 and ADF Trading Company X, LLC ("Client").

1. CLIENT'S ACCOUNT. Client elects to participate in Saxon's Aggressive Diversified Program (please designate Diversified or Aggressive Diversified); the level of trading risk and advisory fees for the Account shall be based on the Account Size. As of the date of this Agreement, the Account Size shall be $***. The account will be funded as follows:

A. *** will be deposited in client's commodities trading account(s) ("the Trading Account") at Newedge USA, LLC,

B. *** will be "Committed Funds;" and/or

C. *** will be "Notional Equity".

Not withstanding the foregoing, no amount of "Committed Funds" or "Notional Equity" shall be considered added to or withdrawn from "Account Size" until the appropriate notices have been received by Saxon (see Section 5 below). Hereafter, Account Size shall be adjusted, from time to time, to reflect (a) all changes in the Account, including, without limitation, deposits, withdrawals, and trading profits and losses and, (b) subject to Section 5 below, such changes in Account Size as are requested by Client. All transactions with respect to the Account and/or Account Size (including changes in Account Size) shall be subject to this Agreement. If Client owns more than one commodity account which is managed by Saxon, each such account shall be subject to this Agreement.

2. RECEIPT OF AND SOLE RELIANCE ON DISCLOSURE DOCUMENT. Client acknowledges that he has reviewed, read, and relied exclusively on, and understands Saxon's Disclosure Document dated November 1, 2010. (See also (4) below.) Client understands that no person has been authorized by Saxon to make statements in addition to, or inconsistent with, those contained in such Disclosure Document.

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*** Confidential material redacted and filed separately with the Commission.

3. AUTHORIZATION TO SAXON TO ENTER ORDERS FOR THE ACCOUNT. Client appoints Saxon as his sole attorney-in-fact with respect to the Account to buy, sell or otherwise trade in commodities, commodity futures contracts, forward contracts, commodity options and all other foreign or domestic commodity interests, in all cases, regardless of whether a transaction occurs on or off an exchange, and to perform such other acts as are otherwise permitted herein. Saxon shall have complete and exclusive discretionary authority to make decisions relative to all purchases and sales (including, without limitation, short sales and exchanges for physical transactions) of commodities, commodity futures and/or options or other futures instruments, traded on margin or otherwise for Client's account and risk. without prior consultation with Client and without prior notice to Client with respect to such trading decisions. By this Agreement, Client authorizes Saxon to enter orders on its behalf either through the Broker or through floor brokers and/or execution desks of Saxon's selection. Saxon shall further have the authority, but not the obligation, to invest Account funds not currently employed in commodity trading in short-term interest-bearing obligations and to arrange on behalf of Client, borrowing from third parties on a short-term basis in the event that it is necessary for the Account to borrow money in connection with the delivery of any commodity interests for Client's account.

4. ACKNOWLEDGMENT OF RISKS ASSOCIATED WITH COMMODITY TRADING. LACK OF GUARANTEE BY SAXON AND CONFLICTS OF INTEREST. INDEMNITY. Client is aware of the speculative nature and the high risks associated with commodity trading (which include the risk that Client may incur trading losses in excess of the capital contributed to the Account) and the conflicts of interest described in the Disclosure Document. Client also acknowledges that no "safe" trading system has been devised, and that no one can guarantee profits or freedom from loss (including, without limitation, total loss) in commodity trading. Saxon, therefore, cannot and does not imply or guarantee that Client will make a profit and it is agreed that Saxon will not be held responsible for trading losses in the Account. Further, it is agreed that in the absence of willful misconduct or gross negligence on Saxon's part, Saxon shall not be liable for any act or omission in the course of or in connection with the rendering of its services hereunder, including without limitation, any losses incurred by Client as the result of a trading error. Client shall indemnify Saxon, its principals, employees and agents for all liability incurred in the performance of the services required by this Agreement, provided that there has been no judicial determination that such liability was the result of gross negligence or willful misconduct on the part of Saxon and further provided that any conduct of Saxon which was the basis for such liability was done in the good faith belief that it was in the best interests of the Client. This indemnity shall survive the termination of this Agreement.

5. ADDITIONS TO AND WITHDRAWALS FROM THE ACCOUNT. INCREASE AND DECREASE IN ACCOUNT SIZE. Client may add to or withdraw from the Account, and/or increase or decrease Account Size, upon prior written notice to Saxon, to the extent consistent with margin requirements of the Broker and applicable contract markets, provided that the Client does not reduce the Account Size to less than $*** and provided, in the case of an increase to Account Size, Saxon consents, which consent may be withheld in Saxon's sole discretion, to such increase. Client recognizes that the potential profitability of the Account depends upon long-term, uninterrupted investment of capital and that reduction of the Net Asset Value and/or Account Size could materially and adversely affect the potential profitability of the Account. Client further recognizes that Saxon has complete discretion to terminate this Agreement pursuant to Section 9 below.

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*** Confidential material redacted and filed separately with the Commission.

6. FEES. In consideration of and in compensation for the services to be rendered by Saxon under this Agreement, Client agrees that Saxon will be paid the following fees: (I) a management fee equal to ***% of ***% of the Account's month-end Net Asset Value; and (2) a quarterly incentive fee equal to ***% of the Account's Net Profits for the calendar quarter. The terms "Net Asset Value" and "Net Profits" are defined below. The management fee will be payable regardless of profitability, or the absence thereof However, the quarterly incentive fee is payable only on Net Profits. For example, if a loss is incurred after an incentive fee payment is made, Saxon will retain the payment but will receive no further incentive fee in subsequent quarters until there have been new Net Profits. Net Asset Value means the Account's total assets less total liabilities determined on the basis of generally accepted accounting principles consistently applied except that:

(a) Net Asset Value shall include any realized or unrealized profit or loss on open securities and open commodity positions.

(b) Open securities and open commodity positions shall be valued at their then market value which means, with respect to open commodity positions, the settlement price as determined by the exchange on which the transaction is effected at the most recent appropriate quotation as supplied by the clearing broker or banks through which the transaction is effected, except that United States Treasury Bills (not futures contracts therefore) shall be valued at cost. If there are no trades on a valuation date due to the operation of the daily price fluctuation limits or to a closing of the exchange on which the transaction is executed, the contract will be valued at the fair market value as determined by Saxon. Interest, if any, shall accrue monthly.

(c) Liabilities shall not include brokerage commissions which would be incurred on liquidation of open positions or incentive fees for the current period.

(d) For this purpose, assets shall include, without limitation, cash, other interest-bearing obligations at cost, and Committed Funds, if any.

Net Profits for a calendar quarter shall equal the sum of (a) the net of profits and losses realized on all trades closed out during the quarter (taking into account brokerage commissions to the extent not previously taken into account) plus (b) the net of any unrealized profits and losses on open positions as of the end of the quarter (determined based on the value of such position as calculated for Net Asset Value purposes and without deduction for accrued round-tum brokerage commissions); minus (c) the net of any unrealized profits or losses on open positions as of the end of the preceding quarter ( determined based on the value of such positions as calculated for Net Asset Value purposes and without deduction for accrued round-tum brokerage commissions); minus (d) any Carryforward Loss, as hereafter defined; minus (e) management fees for the quarter. If the sum of items (a) through (d) is a loss, such amount shall be the Carryforward Loss for the next quarter. In the event of a decrease in Account Size by Client at a time there is a Carryforward Loss, the Carryforward Loss shall be reduced in proportion to the amount of such decrease: the amount of such reduction shall be determined by multiplying the amount of the Carryforward Loss by the amount of the decrease and dividing that result by the Net Asset Value (determined immediately prior to the decrease).

The management fee shall be accrued monthly, but payable quarterly based on the calendar quarter. Management fees and incentive fees, if any, shall be due and payable on the last business day of each calendar quarter. For purposes of this Agreement, the date upon which this Agreement is terminated shall be deemed the last day of both the month and calendar quarter in which such date occurs.

The Client agrees to assure payment to Saxon of applicable management and incentive fees within fifteen (15) business days of the date such fees become due and payable.

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*** Confidential material redacted and filed separately with the Commission.

7. COMMITTED FUNDS LETTER(S). In the event there are Committed Funds, Client agrees that it shall promptly provide Saxon with a "committed funds letter"; such letter shall comply in form and content with applicable Commodity Futures Trading Commission ("CFTC") regulations, pronouncements and interpretations thereof. Such letter shall be promptly updated each time there is a change in the Account Size which is not attributable to a transaction reflected on the Broker's statements.

8. RESPONSIBILITIES OF THE BROKER. Client recognizes that Saxon will transmit orders on Client's behalf to the Broker and/or to various floor brokers and execution desks but that Saxon will not directly execute such orders. Saxon's responsibilities with respect to any of Client's transactions shall be fulfilled at the time that a complete order has been transmitted to the Broker, or floor broker, as the case may be. Saxon shall not be responsible for any acts, omissions or errors of the Broker and/or a floor broker or execution desk in executing such orders. Saxon is not required to and will not furnish Client with confirmations of transactions executed in the Account, monthly statements showing information concerning trading activities in the Account or other account statements customarily furnished by the Broker to its customers. Client will cause Broker to forward to Saxon copies of all such confirmations, statements or reports sent by Broker to Client and hereby authorizes Broker to send same to Saxon at its address used for the delivery of notices. (See (17) below.) Client understands that Broker, not Saxon, will have full custody of Client's funds and commodity market positions and that Client will be responsible for all brokerage commissions and ancillary expenses incurred in connection with the Account.

9. GIVE UP FEES. Client acknowledges that Saxon's use of floor brokers and/or execution desks to execute trades for the Account may increase transaction costs charged to Client's Account; Client agrees to pay such increased expenses and authorizes Broker to pay these amounts out of the Account. Client appoints Saxon as his attorney-in-fact with respect to the Account to enter into agreements on behalf of Client with floor brokers or execution desks, as selected by Saxon, and the Broker authorizing the execution of trades by the floor broker for the benefit of the Account and payment of expenses associated with such execution to the floor broker out of the Account; provided, however, that no such agreement shall require payments to the floor broker in excess of $*** per contract per side.

10. TERMS AND CONDITIONS FOR TERMINATION. This Agreement shall terminate upon written notice to the other party. This Agreement shall also automatically terminate upon written notice to Saxon of the death, legal disability, dissolution or bankruptcy of Client. Termination hereunder shall not affect any liability of either party hereunder (including liability for fees arising hereunder) from transactions initiated or events occurring prior to such termination.

11. MANAGEMENT OF OTHER ACCOUNTS BY SAXON; TRADING BY SAXON FOR ITS OWN ACCOUNT(S). Client acknowledges that the services rendered hereunder are not exclusive and that Saxon, its principals and its employees are and shall be free to trade for their own accounts, render similar services to others and to manage other client accounts (including public and private funds) and to use the same or other information, trading programs or formulae and trading strategies which it obtains, produces or utilizes in the performance of services for the Client. Client acknowledges that all trading for accounts other than the Account may increase the level of competition with respect to priorities of order entry and may restrict the ability of Client to obtain or maintain positions in commodity interests due to application of CFTC or exchange imposed speculative position limits and daily trading limits. Client acknowledges that Saxon does, and reserves the right to, charge other customer accounts fees different from those charged the Account.

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*** Confidential material redacted and filed separately with the Commission.

12. CLIENTS REPRESENTATIONS AND WARRANTIES. The Client hereby represents and warrants to Saxon that:

(a) Client has the capacity and authority to enter into this Agreement;

(b) Client's entry into this Agreement will not breach or cause to be breached any undertaking, agreement, contract, statute, rule or regulation to which it is a party or by which it is bound which would limit or materially affect the performance of its duties under this Agreement; and

(c) The information provided in Addendum I to this Agreement (Customer Information Sheet) does not contain any untrue statements of material facts and does not omit to state a material fact which is necessary to make the statements therein not misleading. In the event a change in Client's circumstances causes the information in the Addendum to cease to be materially true, complete and not misleading, Client shall promptly notify Saxon of each such change in circumstances.

The above representation and warranties shall be continuing during the term of this Agreement and if at any time any event has occurred which would make or tend to make any of the foregoing not true, Client will promptly notify Saxon.

13. ASSIGNMENT. This Agreement shall not be assignable by Client without the written consent of Saxon or by Saxon without notice to Client and shall be binding upon the parties hereto, their heirs, respective legal representatives and successors.

14. GOVERNING LAW. This Agreement and all transactions subject to this Agreement shall be governed by the Commodity Exchange Act, as amended; the rules, regulations and orders promulgated under such Act by the CFTC; the rules and bylaws of the National Futures Association; and, where applicable, the laws of the State of Illinois applicable to the construction and enforcement of contracts made in that state. If any provision is found unenforceable, then this Agreement shall be enforced and construed as if that invalid portion did not appear.

15. SECTION HEADINGS. The section headings in this Agreement are for convenience of reference only and shall not be deemed to interpret or modify the provisions of this Agreement.

16. ENTIRE AGREEMENT. This Agreement and the Disclosure Document contain the entire understanding between Saxon and Client with respect to commodity advisory matters; are intended to be a complete and exclusive expression of this Agreement; and supersede all other agreements or understandings of the parties with respect to commodity advisory matters. This Agreement may not be amended, altered or modified except by written agreement signed by both parties.

17. NO WAIVER. No waiver of any provision of this Agreement shall be deemed a waiver of any other provision, nor a continuing waiver of the provision or provisions so waived.

18. NOTICES. Any notice required to be given shall be in writing and sent by certified or registered mail, return receipt requested, or by courier to Saxon Investment Corporation, 11555 Heron Bay Boulevard, Suite 305 Coral Springs, FL 33076 and to Client at the address set forth below. Either party may change its address by giving notice in writing to the other party stating its new address. Commencing on the tenth day after the giving of such notice, such newly designated address shall be the party's address for purposes of this Agreement. Notice shall be deemed given upon delivery.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date set forth below.

December 23 ,2010

Clients Address:

4200 Northside Parkway

Building 11, Suite 200

Atlanta, GA 30327

Client's Signature (Individual)

ADF Trading Company X, LLC

Client (Partnership or Corporation)

By: /s/ Adam Langley

Title: Chief Compliance Officer

(Please type or print name and title)

SAXON INVESTMENT CORPORATION

By: /s/ David Seidler

David Seidler, Vice President

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